SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): April 19, 2000
                                                 ---------------


                                The Stanley Works
                               ------------------
               (Exact name of registrant as specified in charter)


  Connecticut                       1-5224                           06-0548860
---------------                   ------------                     -------------
(State or other                  (Commission                      (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
-------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111
                                                   --------------




                         Not Applicable

   (Former name or former address, if changed since last report)










                       Exhibit Index is located on Page 4
                               Page 1 of 13 Pages

         Item 5.           Other Events.
                           ------------

                           1.       On April 19, 2000, the Registrant announced
first quarter 2000 results. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.


         Item 7.           Financial Statements and Exhibits.
                           ---------------------------------

                  (c)      20(i)        Press Release dated April 19, 2000
                                        announcing first quarter 2000 results.

                           20(ii) Cautionary statements relating to forward looking statements included in
                                        Exhibit  20(i)  and  made  today  at the
                                        Registrant's     Annual    Meeting    of
                                        Shareowners.

                               Page 2 of 13 Pages

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                          THE STANLEY WORKS



Date: April 19, 2000                        By:         Stephen S. Weddle
                                                        -----------------
                                            Name:       Stephen S. Weddle
                                            Title:      Vice President, General
                                                        Counsel and Secretary

                               Page 3 of 13 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                              Dated April 19, 2000



                      Exhibit No.                                      Page

                        20 (i)                                          5

                        20 (ii)                                         12







































                               Page 4 of 13 Pages

                                                                 Exhibit 20 (i)

FOR IMMEDIATE RELEASE

STANLEY REPORTS 13% FIRST QUARTER EARNINGS PER SHARE  GROWTH

First  Double-Digit  Percentage  EPS  Gain  Since  First  Quarter
Of  1998

New Britain, Connecticut, April 19, 2000: The Stanley Works (NYSE: "SWK") announced that first quarter net income was $48 million, or $.54 per diluted share, exceeding the $.51 First Call consensus of Wall Street analyst estimates. In the first quarter last year, the company had "core" earnings of $43 million, or $.48 per diluted share. Operating margin was 12.3%, versus "core" operating margin of 11.6% in the first quarter of 1999.

Core results in 1999 excluded restructuring charges, restructuring-related transition costs and certain other non- recurring costs. In mid-1999, these costs were eliminated, and the additional disclosure of "core" earnings ceased. Inclusive of such costs, the company earned $30 million, or $.34 per diluted share, in the first quarter of 1999.

Net sales were $695 million, 2% higher than last year, on strength across consumer and industrial tool channels in the Americas. Unit volume increased 3%, offset by a 1% decline from foreign currency translation. Pricing had virtually no net impact on sales. On a segment basis, sales increased 3% in Tools and decreased 4% in Doors.

John M. Trani, Chairman and Chief Executive Officer, commented: "With continuing solid fill rates, a steady stream of new products and our 'War in the Store' in-store merchandising initiatives, we are beginning to see better results. Sales volume was up over 10% in consumer hand tools and consumer mechanics tools in the Americas. In addition, our Mac(R) tools, industrial mechanics tools and Stanley(R) vehicle-assembly air tools had another solid revenue quarter.

                               Page 5 of 13 Pages

"Lingering effects of the Hechinger liquidation upon our hardware business, soft early-quarter demand for doors in the Americas following high fourth-quarter program-driven demand, and weakness of European currencies offset much of the aforementioned gains. Doors volume returned to a normal level by the end of the quarter, but the other two issues will have similar but lessening impact in the second quarter."

Gross margin improved 220 basis points to 37.0% compared with first-quarter 1999 "core" gross margin of 34.8%, despite commodity cost pressures. Benefits continue to be realized from the combination of improved cost controls in operations, 1997-1999 restructuring efforts, higher volumes and continued progress on purchased material cost despite inflationary pressures.

Selling, general and administrative expenses of $172 million were 24.7% of sales or 150 basis points above the 23.2% in the first quarter of 1999. As expected, such expenses approximated the percentage of sales incurred in the fourth quarter of 1999. These costs as a percentage of sales should begin to decline in the second quarter.

The company's income tax rate was 34%, versus 36% in the first quarter last year and 35% for the year 1999, reflecting the continued benefit of structural changes. The company expects the 34% rate to be sustainable.

Accounts receivable increased $38 million from year-end due to normal seasonal monthly sales patterns. Inventories increased $10 million as they traditionally do in the first quarter as the company prepares for its peak selling season.

Tools sales increased 3.5% over the first quarter of 1999 to $544 million. Operating margin was 13.6%, compared with 12.7% "core" operating margin in the same period last year. Doors segment sales decreased 4.2% versus last year's first quarter to $152 million. The Doors segment core operating margin decreased to 7.5% of sales, compared with 8.1% last year, largely due to lower volume and a continuing shift in the mix of product to lower-margin retail channels.

Mr. Trani expressed cautious optimism: "As expected, productivity was the story of our first 2000 quarter. For the third consecutive quarter our operations team made progress in lowering our cost base. After the second quarter, Hechinger's and currency comparisons should become less problematic. These conditions bode well for performance in the remainder of the year. We are on track to achieve our financial objectives for 2000: low double-digit percentage earnings growth and over $250 million of cash flow from operations."

                               Page 6 of 13 Pages

Reflecting its confidence in the near-term outlook, the company repurchased two million of its common shares during the quarter. The company plans to continue its share repurchase program from time to time.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, door systems and related hardware for professional, industrial and consumer use.

Investors    Gerard J. Gould              Media      Vance N. Meyer
Contact:     Director, Investor Relations Contact:   Director, Communication &
-------                                   ---------    Public Affairs

            (860) 827-3833 office                    (860)  827-3871 office
            (860) 658-2718 home                      (203)  795-0581 home
            ggould@stanleyworks.com

This press release contains forward-looking statements as to the company's ability to sustain a 34% income tax rate, to reduce selling, general and administrative expenses as a percentage of sales beginning in the second quarter, and to deliver low double-digit percentage earnings growth and over $250 million in cash flow from operations in the full year 2000. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available on the company's Internet web site at www.stanleyworks.com. Alternatively, they are available through PR Newswire's "Company News On-Call" service by FAX at 800-758-5804, ext. 874363.

                               Page 7 of 13 Pages

                       THE STANLEY WORKS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (Unaudited, Millions of Dollars Except Per Share Amounts)



                             First Quarter

                             2000     1999

Net Sales                  $ 695.4  $ 683.7

Costs and Expenses
  Cost of sales              438.0    451.4
  Selling, general and
    administrative           171.9    173.1
  Interest - net               6.5      7.2
  Other - net                  6.0      4.6
                            ------   ------
                             622.4    636.3
                            ______   ______
Earnings Before
    Income Taxes              73.0     47.4

  Income Taxes                24.8     17.1
                           -------  -------
Net Earnings               $  48.2  $  30.3
                           =======   ======



Net Earnings Per Share
    Common Stock

     Basic                 $  0.54  $  0.34
                            =======  =======

     Diluted               $  0.54  $  0.34
                            =======  =======

Dividends Per Share        $  0.22  $  0.215
                            =======  ========


Average Shares Outstanding
    (in thousands)

     Basic                  88,936   89,446
                           ========  =======

     Diluted                89,158   89,642
                           ========  =======










                               Page 8 of 13 Pages

                  THE STANLEY WORKS AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                   (Unaudited, Millions of Dollars)


                                April 1         April 3
                                 2000            1999
                                -------         -----
ASSETS
  Cash and cash equivalents   $   128.9        $   80.5
  Accounts receivable             584.4           552.9
  Inventories                     390.8           367.6
  Other current assets             75.5            84.5
                                -------         -------
     Total current assets       1,179.6         1,085.5
                                -------         -------

  Property, plant and equipment   522.2           487.2
  Goodwill and other intangibles  181.6           191.2
  Other assets                     84.3           137.5
                              _________       _________
                              $ 1,967.7       $ 1,901.4
                               ========        ========


LIABILITIES AND SHAREOWNERS' EQUITY
  Short-term borrowings       $   290.3       $   260.5
  Accounts payable                223.2           166.6
  Accrued expenses                295.4           284.7
                               --------        --------

     Total current liabilities    808.9           711.8
                               --------        --------

  Long-term debt                  277.4           306.7
  Other long-term liabilities     167.1           209.2
  Shareowners' equity             714.3           673.7
                                -------         -------

                              $ 1,967.7       $ 1,901.4
                               ========        ========


















                               Page 9 of 13 Pages

                  THE STANLEY WORKS AND SUBSIDIARIES
                     SUMMARY OF CASH FLOW ACTIVITY
                   (Unaudited, Millions of Dollars)


                                        First Quarter

                                        2000      1999

Operating Activities
   Net earnings                       $  48.2   $  30.3
   Depreciation and amortization         23.7      24.1
   Other non-cash items                   7.2       4.4
   Changes in working capital           (61.6)    (41.2)
   Changes in other operating
      Assets and liabilities            (20.0)    (13.1)
                                        ------    ------
   Net cash provided (used) by
      operating activities               (2.5)      4.5


Investing and Financing Activities
   Capital and software expenditures    (16.0)    (25.0)
   Proceeds from sales of assets          0.7       5.4
   Net borrowing activity               127.9       9.4
   Net stock transactions               (44.0)     (0.6)
   Cash dividends on common stock       (19.5)    (19.1)
   Other                                 (5.7)     (4.2)
   Net cash provided (used) by
      investing and financing          _______    ______
      activities                         43.4     (34.1)

Increase (Decrease) in Cash and
   and Cash Equivalents                  40.9     (29.6)

Cash and Cash Equivalents,
   Beginning of Period                   88.0     110.1
                                       ------    ------

Cash and Cash Equivalents,
   End of First Quarter               $ 128.9   $  80.5
                                       ======    ======
















                               Page 10 of 13 Pages

                  THE STANLEY WORKS AND SUBSIDIARIES
                     BUSINESS SEGMENT INFORMATION
                   (Unaudited, Millions of Dollars)


                           First Quarter

                           2000      1999

INDUSTRY SEGMENTS
Net Sales

  Tools                   $ 543.7  $ 525.4
  Doors                     151.7    158.3
                           ------   ------

  Consolidated            $ 695.4  $ 683.7
                           ======   ======


Operating Profit

  Tools                   $  74.1  $  66.5
  Doors                      11.4     12.9
                           ------   ------
                             85.5     79.4

  Restructuring-related
    transition and other
    non-recurring costs        -     (20.2)
  Interest-net               (6.5)    (7.2)
  Other-net                  (6.0)    (4.6)
                           -------  -------
  Earnings before
      income taxes        $  73.0   $ 47.4
                           ======    ======
























                               Page 11 of 13 Pages

                                                              Exhibit (20) (ii)

                              CAUTIONARY STATEMENTS
           Under the Private Securities Litigation Reform Act of 1995

The statements in the company's press release attached to this Current Report on Form 8-K and made today at the Annual Meeting of Shareowners regarding the company's ability (1) to reduce selling, general and administrative expenses as a percentage of sales beginning in the second quarter, (2)to lower the product cost base by $80 million this year, (3) to deliver low double- digit percentage earnings growth and over $250 million in cash flow from operations in the full year 2000 and (4) to sustain the current effective income tax rate are forward looking and inherently subject to risk and uncertainty.

The company's ability to reduce selling, general and administrative expenses as a percentage of sales beginning in the second quarter is dependent upon various process improvement activities, the successful implementation of changes to the sales organization and the reduction of transaction costs.

The company's ability to lower its product cost by $80 million this year is dependent on the success of various initiatives that are underway or that are being developed to improve manufacturing operations and to implement related control systems. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to achieve low double-digit percentage earnings growth is dependent upon all of the factors discussed in this Cautionary Statement. Its ability to generate $250 million of cash flow from operations in 2000 is dependent on achieving the earnings growth target and the continued success of improvements in processes to manage inventory and receivables levels.

The company's ability to sustain the current effective income tax rate is dependent upon its ability to complete an ongoing legal restructuring and the absence of any unforeseen changes in applicable tax laws or regulations.

                               Page 12 of 13 Pages

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade,
monetary  and  fiscal   policies   and  laws,   inflation,   currency   exchange
fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products and recessionary or expansive trends in the economies of the world in which the company operates.

                               Page 13 of 13 Pages


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